                                                                     EXHIBIT 4.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

No. _                                                             $25,000,000.00


                             SONICBLUE INCORPORATED

        7-3/4% SECURED SENIOR SUBORDINATED CONVERTIBLE DEBENTURE DUE 2005

               SONICBLUE INCORPORATED, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to herein), for value received hereby promises to pay to ________________________, or registered assigns, the principal sum of Twenty-Five Million Dollars and 00/100 ($25,000,000.00) on September 1, 2005 and to pay interest on said principal sum semi-annually on March 1 and September 1 of each year, commencing September 1, 2002, at the rate per annum specified in the title of this Debenture, accrued from the date of this Debenture until payment of said principal sum has been made in accordance with the terms of the Indenture. The interest so payable on any March 1 or September 1 will be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the record date, which shall be the February 15 or August 15 (whether or not a Business Day) next preceding such March 1 or September 1, respectively, all in accordance with the terms and conditions of the Indenture. Payment of the principal of and interest accrued on this Debenture shall be made to the holder of this Debenture by wire transfer of immediately available to an account designated in writing by the holder to the Company in the Schedule of Buyers attached to the Indenture (as the same may be changed by delivery of written instructions by such holder to the Company at least two Business Days prior to the date of such payment in accordance with the Indenture). Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

               This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 7-3/4% Secured Senior Subordinated Convertible Debentures due 2005 (herein called the "Debentures"), in the aggregate principal amount of $75,000,000, all issued or to be issued under and pursuant to an Indenture dated as of April 22, 2002 (herein called the "Indenture"), between the Company and the Initial Purchasers of Debentures (herein called the "Initial Purchasers"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the holders of the Debentures.

               Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time prior to the close of business on September 1, 2005, or, as to all or any portion hereof called for redemption, prior to the close of business on the third Business Day next preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Debenture or portion thereof to be converted by the conversion price of $19.22 or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Debenture, together with a conversion notice as provided in the Indenture and this Debenture, to the Company in accordance with Section 15.3 of the Indenture and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form reasonably satisfactory to the Company duly executed by, the holder or by his duly authorized attorney.

               Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

               This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

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               IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

                                            SONICBLUE INCORPORATED


Dated:                                      By:
      -------------------                      ---------------------------------
                                               Title:
                                               Attest:

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                           [FORM OF CONVERSION NOTICE]

                                CONVERSION NOTICE
                                       FOR
          7 3/4 % SECURED SENIOR SUBORDINATED CONVERTIBLE DEBENTURE DUE
                               SEPTEMBER 1, 2005

               The undersigned, as Holder of the 7 3/4 % Secured Senior Subordinated Convertible Debenture Due September 1, 2005 of SONICBLUE INCORPORATED (the "Company"), No. _, in the outstanding principal amount of $_______ (the "Debenture"), hereby elects to convert $_______ of the outstanding principal amount of the Debenture into shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of the Company according to the conditions of the Debenture, as of the date written below. The undersigned confirms that the representations and warranties contained in Section 2 of the Securities Purchase Agreement entered into in connection with the initial issuance of the Debentures are true and correct as to the undersigned as of the date hereof.

        Date of Conversion:
                           -----------------------------------------------------
        Principal Amount of Debentures to be converted:
                                                       -------------------------
        Tax ID Number (If applicable):
                                      ------------------------------------------
Please confirm the following information:
                                         ---------------------------------------
        Conversion Price:
                         -------------------------------------------------------
        Number of shares of Common Stock to be issued:
                                                      --------------------------

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        Please issue the Common Stock into which the Debentures are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

        Issue to:
                 -------------------------------------------

                 -------------------------------------------
        Address:
                --------------------------------------------
        Telephone Number:
                         -----------------------------------
        Facsimile Number:
                         -----------------------------------
        Authorization:
                      --------------------------------------
        By:
           -------------------------------------------------
        Title:
              ----------------------------------------------
        Dated:

        Account Number (if electronic book entry transfer):
                                                           ---------------------
        Transaction Code Number (if electronic book entry transfer):
                                                                    ------------

[NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

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                       [FORM OF OPTION TO ELECT REPAYMENT
                            UPON A DESIGNATED EVENT]

TO:      SONICBLUE INCORPORATED

               The undersigned registered owner of this Debenture hereby acknowledges receipt of a notice from SONICblue Incorporated (the "Company") as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture, together with accrued interest to, but excluding, such date, to the registered holder hereof, in cash or, at the Company's election and in accordance with the Indenture, in Common Stock.

Dated:
      --------------------                  ------------------------------------
                                                           Signature(s)

                                            Social Security or Other Taxpayer
                                            Identification Number

                                            Principal amount to be repaid
                                            (if less than all): $______,000

                                            NOTICE: The above signatures of the
                                            holder(s) hereof must correspond
                                            with the name as written upon the
                                            face of the Debenture in every
                                            particular without alteration or
                                            enlargement or any change whatever.